Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-103847, 333-122181, 333-151218, 333-174884 and 333-180041 on Form S-8 of our report dated November 29, 2018, relating to the consolidated financial statements of IEC Electronics Corp. and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of IEC Electronics Corp. for the year ended September 30, 2018.

/s/ Deloitte & Touche LLP

Rochester, New York
November 29, 2018